UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐ Definitive Information Statement
REMOTE DYNAMICS, INC.
(Name of Registrant As Specified In Its Charter)

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REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075

NOTICE OF ACTION TO BE TAKEN PURSUANT TO A WRITTEN CONSENT TO ACTION
WITHOUT A MEETING OF STOCKHOLDERS
To be taken on September **, 2007

To the stockholders of Remote Dynamics, Inc. (the "Company"):

Notice is hereby given that our majority stockholder, pursuant to a signed written consent to action without a meeting, will affect the following:

1.
Approve an amendment of our Amended and Restated Articles of Incorporation to authorize (after giving effect to the reverse stock split described herein) 750,000,000 authorized shares of our common stock having a par value of $0.01 per share;

2.
Approve a reverse stock split of our common stock such that each fifty (50) shares of our issued and outstanding common stock shall automatically be reclassified and continued as one share of common stock; and

3.	Elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Common stockholders of record on the close of business on August **, 2007 are entitled to notice of the consent to action; however, the majority stockholder does not need your vote to effect the changes above. The actions to be taken pursuant to the written consent shall be taken on or about August **, 2007, 20 days after the mailing of this Information Statement.

This notice is accompanied by an Information Statement that provides details of each of the proposals.

THIS IS NOT A NOTICE OF AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY OF THE MATTERS LISTED ABOVE.

By Order of the Board of Directors,

/s/ David Walters
David Walters Chairman
August **, 2007

REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Remote Dynamics, Inc. (the "Company") to provide notice that our majority stockholder has given its signed written consent to action without a meeting (i) to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 750,000,000 authorized shares of our common stock having a par value of $0.01 per share; (ii) to approve a one-for-fifty reverse stock split of our common stock; and (iii) to elect four directors of the Company to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on August **, 2007 (the "Record Date"). This Information Statement will be first mailed on or about August **, 2007 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 69,621,296 shares of the Company's common stock, 522 shares of the Company’s series B convertible preferred stock (which were convertible into 3,367,742 shares of common stock) and 5,202 shares of the Company’s series C convertible preferred stock (which were convertible into 2,449,315,043 shares of common stock). Each holder of shares of the Company’s common stock is entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date. The holders of the Company’s series B convertible preferred stock and the Company’s series C convertible preferred stock have the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class, provided that the holder of series B convertible preferred stock cannot vote shares which are greater than 9.99% of our outstanding common stock. Thus, as of the Record Date, the total voting power of our common stock was 2,522,304,081 shares. The actions to be taken pursuant to the written consent shall be taken on or about September **, 2007, 20 days after the mailing of this Information Statement.

Approval of the actions described in this Information Statement requires the approval of holders of a majority of the voting power of our common stock as of the Record Date. Bounce Mobile Systems, Inc. (“BMSI” or the "Majority Stockholder") can vote an aggregate of 2,449,315,043 shares (or 97.1%) of the voting power of our common stock and will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Stockholder has given its signed written consent to action without meeting, and already has the vote in hand.

There are no dissenters' rights applicable to any of the actions described in this Information Statement.

We Are Not Asking You for a Proxy and You are Requested
Not To Send Us a Proxy.

INTRODUCTION AND SUMMARY

The Majority Stockholder’s actions to approve an amendment to our Amended and Restated Certificate of Incorporation to authorize (after giving effect to a one-for-fifty reverse stock split) 750,000,000 authorized shares of our common stock having a par value of $0.01 per share are intended to permit us to comply with the terms of our existing financing and other contractual arrangements, including arrangements entered into in connection with our November 2006 series B subordinated secured convertible note financing and acquisition of the capital stock of BounceGPS, Inc.

Series B Note Financing

On November 30, 2006, we agreed to sell to Bounce Mobile Systems, Inc. and other accredited investors up to:

•	$1,754,000 principal amount of our series B subordinated secured convertible promissory notes (initially convertible into our common stock at $0.016 per share);

•	$701,600 principal amount of our original issue discount series B subordinated secured convertible promissory notes (initially convertible into our common stock at $0.016 per share);

•	our series E-7 warrants to purchase 82,218,750 shares of our common stock (at an exercise price of $.02 per share); and

•	our series F-4 warrants to purchase 82,218,750 shares of our common stock (at an exercise price of $.03 per share).

The private placement is structured to occur in four closings, each providing $438,500 in gross proceeds to us. Three closings have been completed and the fourth closing will occur within five business days after the date that an initial resale registration statement for the shares underlying the notes and warrants issued in the private placement is declared effective by the Securities and Exchange Commission.

Acquisition of BounceGPS, Inc.

On November 30, 2006, we agreed to acquire from Bounce Mobile Systems, Inc. 100% of the capital stock of BounceGPS, Inc., a provider of mobile asset management solutions, in exchange for:

•	5,000 shares of our newly authorized series C convertible preferred stock (initially convertible into 51% of our fully diluted shares of common stock);

•	A series B subordinated secured convertible promissory note in the principal amount of $660,000;

•	An original issue discount series B subordinated secured convertible promissory note in the principal amount of $264,000;

•	A series E-7 warrant to purchase 30,937,500 shares of common stock; and

•	A series F-4 warrant to purchase 30,937,500 shares of common stock.

The acquisition closed on December 4, 2006. As part of the acquisition of BounceGPS, Inc., we acquired approximately 600 mobile subscribers, executive management and marketing expertise.

Bounce Mobile Systems, Inc. acquired control of our Company in the transaction and, accordingly, we have treated the transaction as a “reverse merger” for financial reporting purposes. Nonetheless, the historical operations of Remote Dynamics, Inc. represent substantially all of our continuing business and operations.

Financial Information and Other Information Relating to Acquisition of BounceGPS, Inc.

Included as Appendix A to this Information Statement are our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006, giving effect to the acquisition of BounceGPS, Inc. as if this event occurred on January 1, 2005.

Included as Appendix B to this Information Statement are Financial Statements of BounceGPS, Inc. for the years ended December 31, 2005 and 2004 (audited) and for the nine months ended September 30, 2006 and 2005 (unaudited).

Included as Appendix C to this Information Statement is Management’s Discussion and Analysis of Financial Conditions and Results of Operations for BounceGPS, Inc. for the years ended December 31, 2005 and 2004 and for the nine months ended September 30, 2006 and 2005.

Financial Information and Other Information Relating to the Company.

A copy of our 2006 Annual Report on Form 10-KSB (without exhibits) is being distributed along with this Information Statement and is incorporated herein. The 2006 Annual Report on Form 10-KSB contains financial and other information regarding our Company.

GENERAL

We market, sell and support automatic vehicle location and mobile resource management solutions targeting companies that operate private vehicle fleets. We believe that our REDIview™ family of solutions is ideal for metro, short-haul fleets within diverse industry vertical markets such as field services, distribution, courier, limousine, electrical/plumbing, waste management, and government. Our core technology, telematics, combines wireless communications, GPS location technology, geospatial solutions and vehicle data integration with an easy-to-use web-accessible application that aids in the optimization of remote business solutions. Our state of the art fleet management solution contributes to higher customer revenues and improved operator efficiency by improving the productivity of mobile workers through real-time position reports, route-traveled information, and exception based reporting designed to highlight mobile workforce inefficiencies. This in-depth reporting enables our customers to correct those inefficiencies and deliver significant savings to the bottom line.

BounceGPS, Inc. (formerly Huron Holdings, Inc.) was incorporated as a Nevada corporation on December 15, 1999. BounceGPS, Inc. initially provided local courier delivery services to commercial and residential locations in the Phoenix, Arizona area.  The company utilized a fleet of delivery vans to perform these services on a contract basis for international based shipping and logistics companies. On June 30, 2006, HHI purchased certain assets of DataLogic International, Inc.’s mobile asset management business. As a result of the acquisition, BounceGPS, Inc. focused its operations as a provider of automatic vehicle location and mobile resource management solutions targeting companies that operated private vehicle fleets. By November 2006, BounceGPS had approximately 600 end-user units in service.

BounceGPS, Inc.
SELECTED FINANCIAL DATA
(In thousands)

	Years ended		Nine months ended
	December 31,		September 30,
Operations Statement Data	2004	2005	2005	2006
			(unaudited)
Total revenues	$1,022	$317	$317	$93
Total cost of revenues	281	126	121	109
Gross profit	741	191	196	(16)
Total expenses	803	271	254	269
Operating loss	(62)	(80)	(58)	(285)
Interest income	-	-	-	7
Interest expense	-	(27)	(7)	(29)
Other (expense) income	-	34	123	-

Loss before income taxes	(62)	(73)	58	(307)
Income tax benefit	-	-	-	-
Net income (loss)	(62)	(73)	58	(307)

	December 31,		September 30,
Balance Sheet Data	2004	2005	2006
			(unaudited)
Cash	$21	$1	$611
Working Capital	(307)	(306)	579

Total Assets	128	32	1,447

Total Liabilities	332	309	885

Stockholders' Equity (Deficit)	$(204)	$(277)	$562

TRANSACTION HISTORY AND
PRINCIPAL REASONS FOR OUR BOARD’S APPROVAL OF THE TRANSACTION

Prior to the execution of definitive agreements for our November 2006 series B subordinated secured convertible note financing and acquisition of the capital stock of BounceGPS, Inc. from BMSI, there was no material relationship between either party and the other or the other's affiliates and there had been no prior transactions or negotiations between the parties, other than with respect to the financing and acquisition.

Through the end of August 2006, the Company had accumulated a stockholders’ equity deficit of $4,400,000 and faced a working capital deficit of $6.3 million.

On September 27, 2006, the Company engaged Midtown Partners & Co., LLC (“Midtown Partners”) as its placement agent for a private placement financing.

During October 2006, Midtown Partners first contacted David Walters, the Chairman and CEO of BMSI, to ask if his company was interested in a strategic transaction with the Company. At that time, neither party identified a basis for proceeding with discussions.

Through October and early November 2006, Midtown Partner’s efforts to raise additional capital did not generate sufficient investor interest to meet the Company’s cash requirements.

On November 8, 2006, representatives of Midtown Partners met with Mr. Walters and suggested that BMSI make an investment in the Company. Mr. Walters, after some review, indicated that he would not be interested in investing in the Company unless (a) the Company concurrently acquired BMSI’s wholly owned subsidiary, BounceGPS, Inc. and (b) following the acquisition and investment, BMSI would have majority ownership of the Company.

On November 9, 2006, Mr. Walters met with representatives of Midtown Partners and Saffron Capital Management, LLC, strategic consultants to the Company, to discuss how the transactions could be structured in a manner consistent with BMSI’s objectives.

On November 10, 2006, Mr. Walters and Mr. Kreger met with representatives of SDS Capital Group SPC, Ltd. (“SDS”), a significant note and preferred stock holder in the Company, to discuss the potential terms of the transactions and changes to SDS’s existing rights that would need to be implemented to accomplish the transactions.

On November 13, 2006, Neil Read, the Company’s Vice President and Chief Financial Officer, presented a proposed structure for a BMSI investment and the Company’s acquisition of BounceGPS, Inc. to the Company’s Board of Directors.

During the remainder of November 2006, the parties (and their representatives) met to discuss operational integration issues and negotiated definitive terms for the transactions.

From November 17 through November 19, 2006, Mr. Read again discussed the transactions with members of the Company’s Board of Directors. The Company’s Board of Directors approved the transaction on November 21, 2006. The principal reasons for the Board’s approval of the transaction were as follows:

•
The Company had severe going concern issues. At the time of the approval, the Company was not in a position to make its next payroll or to pay critical vendors. Without an immediate infusion of capital, the Company would not have been able to acquire new customers or to continue to serve its customer base. The Board considered a bankruptcy filing as the alternative to proceeding with the BMSI transaction.

•
BMSI was the only investor identified who was willing to make a significant lead investment in the Company. Midtown Partners had conducted an almost two-month long search to identify alternative capital sources and was unsuccessful. Among other things, the Company’s capital structure and the existence of senior secured debt discouraged potential investors.

•	BMSI was unwilling to proceed with an investment in the Company unless the Company simultaneously acquired BounceGPS, Inc. and permitted BMSI to acquire majority ownership of the Company.

•	Certain of the Company’s existing investors were willing to contribute to a financing round if the Company proceeded with the BMSI transaction.

On November 30, 2006, definitive agreements for the transactions were signed. The closing of the transactions occurred on December 4, 2006.

No regulatory approvals were necessary to complete the transactions. No reports, opinions, or appraisals were requested or received from any outside party in connection with the transactions.

PROPOSAL 1
AMENDMENT TO CERTIFICATE OF INCORPORATION

WHAT IS THE MAJORITY STOCKHOLDER APPROVING?

Our Majority Stockholder has approved an amendment of our Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 750,000,000 authorized shares of our common stock having a par value of $0.01 per share. The amendment will not alter the number of authorized shares of our preferred stock.

As amended, Article IV of our Amended and Restated Certificate of Incorporation will read in its entirety as follows:

“ IV. CAPITALIZATION

           The aggregate number of shares of capital stock which the corporation shall have authority to issue is 752,000,000 shares consisting of 750,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, par value $0.01 per share. Each holder of a share of Common Stock shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

The Board of Directors of the corporation, by resolution or resolutions, may at any time and from time to time, divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so establishing.”

          The additional shares proposed to be authorized would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. The holders of our common stock are entitled to all of the rights and privileges of holders of shares of common stock under the Delaware General Corporation Law. Subject to the preferences applicable to shares of our preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of debts and other liabilities, subject to the prior distribution rights of holders of shares of our preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are currently duly authorized, validly issued, fully paid and nonassessable.

           Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters submitted to the vote of stockholders.

           Once the proposed amendment is effective, no further action or authorization by our stockholders will be necessary prior to the issuance of the additional shares of common stock, except as may be required by applicable law or by the rules of any exchange on which our common stock is then listed.

WHAT IS THE PURPOSE OF THE AMENDMENT?

The amendment to our Amended and Restated Certificate of Incorporation will authorize (after giving effect to the reverse stock split described herein) 750,000,000 shares of our common stock having a par value of $0.01 per share.

The increase in the number of authorized shares of our common stock is necessary for us to comply with the terms of our existing financing and other contractual arrangements, as described below. In general, these arrangements require us to maintain reserved shares of our common stock for issuance upon the conversion of outstanding convertible notes and preferred stock, and upon the exercise of outstanding warrants, in an amount equal to 100-150% of the amount needed at any one time for the conversion and exercise. In connection with our November 2006 private placement and share exchange transactions described below, we agreed to use our commercially reasonable efforts (a) to obtain stockholder approval to effect the increase in authorized shares of common stock and reverse stock split contemplated in this Information Statement as promptly as practicable following the closings of the transactions and (b) to effect the increase in authorized shares of common stock and reverse stock split as promptly as practicable following the approval of our stockholders.

We currently are not in compliance with certain of our obligations relating to our secured convertible notes and our convertible preferred stock, including (a) with respect to our series A senior secured convertible notes, our failure to make required amortization payments, to maintain sufficient authorized shares to permit conversion of the notes and to register the resale of the shares of common stock issuable upon conversion of the notes, and (b) with respect to our series B senior secured convertible notes, our failure to file a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the notes. Although, to date, no security holder has sent us a notice of acceleration of amounts owed under or redemption of these securities, there can be no assurance that the security holders will not take such action in the future. Our failure to comply with our obligations relating to these securities also exposes us to liquidated damages claims by the security holders. In the event of an acceleration of amounts owed under or redemption of these securities (or a claim for liquidated damages), or if we are unable to raise enough money to cover the amounts payable, we may be forced to restructure, file for bankruptcy, sell assets or cease operations.

The increase in the number of authorized shares of our common stock will also provide our board of directors the necessary flexibility to issue common stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans and other corporate purposes as deemed necessary or appropriate by our board of directors.

Series A Note Financing

On February 24, 2006, we closed a Note and Warrant Purchase Agreement with certain institutional investors pursuant to which we sold $5.75 million of our series A senior secured convertible notes and original issue discount series A senior secured convertible notes (“Series A Notes”) in a private placement transaction.

The Series A Notes are secured by substantially all of our assets. The Series A Notes mature 24 months from issuance and are convertible at the option of the holder into our common stock at a fixed conversion price of $0.20 per share (which adjusted to $0.016 per share upon the issuance of series B subordinated secured convertible notes discussed below). The conversion price further adjusted to $0.0064 effective June 30, 2007 as the Company did not meet certain financial and operating milestones specified in its Series B Notes as discussed below. Beginning on September 1, 2006 and continuing thereafter on the first business day of each month, we must pay an amount to each holder of a Series A Note equal to 1/18th of the original principal payment of the note; provided, that if on any principal payment date the outstanding principal amount of the note is less than such principal installment amount, then we must pay to the holder of the note the lesser amount. We may make such principal installment amounts in cash or in registered shares of our common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by eighty percent (80%) of the average of the closing bid price for the ten (10) trading days immediately preceding the principal payment date.

The purchasers of the Series A Notes (and the placement agent in the transaction) received the following common stock purchase warrants:

•
Series A-7 warrants to purchase 20,625,000 million shares in the aggregate of common stock at an initial exercise price of $0.40 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series A-7 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The exercise price of the series A-7 warrants further adjusted to $0.0064 effective June 30, 2007 as the Company did not meet certain financial and operating milestones specified in its Series B Notes as discussed below. The series A-7 warrants are exercisable for a seven-year period from the date of issuance. 1.9 million of these warrants are exercisable over 5 years.

•
Series B-4 warrants to purchase 13,750,000 million shares in the aggregate of common stock at an initial exercise price of $0.90 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series B-4 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The exercise price of the series B-4 warrants further adjusted to $0.0064 effective June 30, 2007 as the Company did not meet certain financial and operating milestones specified in its Series B Notes as discussed below. The series B-4 warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission.

•
Series C-3 warrants to purchase 27,500,000 million shares in the aggregate of common stock at an initial exercise price of $0.21 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series C-3 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The exercise price of the series C-3 warrants further adjusted to $0.0064 effective June 30, 2007 as the Company did not meet certain financial and operating milestones specified in its Series B Notes as discussed below. The series C-3 warrants are exercisable for a three-year period from the date of issuance. 2.5 million of these warrants are exercisable over 5 years.

•
Series D-1 warrants (callable only at our option) to purchase 19,250,000 shares in the aggregate of common stock at an exercise price per share equal to the lesser of: (a) $0.35 and (b) 90% of the average of the 5 day volume weighted average price of our common stock on the OTC Bulletin Board preceding the call notice, as defined in the warrant.

Under the February 2006 Note and Warrant Purchase Agreement, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the Series A Notes and upon exercise of the warrants issued in the transaction. As of the Record Date, we were obligated to reserve a total of 1,108,370,391 shares of our common stock for issuance in respect of the securities issued pursuant to the February 2006 Note and Warrant Purchase Agreement and had insufficient authorized shares to do so.

Series B Note Financing

On November 30, 2006, we entered into a Note and Warrant Purchase Agreement with BMSI and other accredited investors. Pursuant to the agreement, we will sell up to (i) $1,754,000 principal amount of our series B subordinated secured convertible promissory notes (“Series B Notes’), (ii) $701,600 principal amount of our original issue discount series B subordinated secured convertible promissory notes (“Series B OID Notes”), (iii) our series E-7 warrants (“Series E-7 Warrants”) to purchase 82,218,750 shares of our common stock and (iv) our series F-4 warrants (“Series F-4 Warrants”) to purchase 82,218,750 shares of our common stock.

The Series B Notes and the Series B OID Notes are secured by all of our assets, subject to existing liens, are due December 4, 2009 and begin amortization of principal (in nine quarterly installments) on August 1, 2007. We may make principal installment payments in cash or in registered shares of our common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by the greater of (i) $0.02 and (ii) 90% of the average of the volume weighted average trading prices of the common stock for the ten trading days immediately preceding the principal payment. The Series B Notes and Series B OID Notes initially were convertible into our common stock at an initial conversion price of $0.016 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The conversion price was adjusted to $0.0064 effective June 30, 2007 as the Company failed to achieve financial and operating milestones specified in the Series B Notes.

•
The E-7 Warrants have an exercise price of $0.02 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The E-7 Warrants are exercisable for a seven-year period from the date of issuance.

•
The F-4 Warrants have an exercise price of $0.03 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The F-4 Warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission.

Three closings have been completed and the fourth closing will occur within five business days after the date that an initial resale registration statement for the shares underlying the notes and warrants issued in the private placement is declared effective by the Securities and Exchange Commission. The fourth closing is also subject to certain other conditions being satisfied, including (i) our representations and warranties in the agreement being true and correct in all material respects as of each closing date, (ii) our having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the agreement to be performed, satisfied or complied with by us at or prior to each closing date, and (iii) no material adverse effect on the business, operations, properties, prospects, or financial condition of us and our subsidiaries having occurred.

As a result of the financing and pursuant to the terms of "most favored nations" rights granted to investors in our February 2006 private placement of the Series A Notes, we agreed to issue certain of our February 2006 private placement investors, in exchange for $1,013,755 principal amount of the Series A Notes, an additional (i) $1,146,755 principal amount of Series B Notes, (ii) $458,702 principal amount of Series B OID Notes, (iii) E-7 Warrants to purchase 77,191,646 shares of our common stock and (iv) F-4 Warrants to purchase 77,191,646 shares of our common stock.  We will receive no additional proceeds from the exchange.

In addition, we agreed to issue, in exchange for 50 shares of our Series B convertible preferred stock with an aggregate face value of $500,000 (held by SDS Capital Group SPC, Ltd.) an additional (i) $500,000 principal amount of Series B Notes, (ii) $200,000 principal amount of Series B OID Notes, (iii) E-7 Warrants to purchase 23,437,500 shares of our common stock and (iv) F-4 Warrants to purchase 23,437,500 shares of our common stock.

Under the November 2006 Note and Warrant Purchase Agreement, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the Series B and Series B OID Notes and upon exercise of the warrants issued in the transaction. As of the Record Date, we were obligated to reserve a total of 2,145,729,475 shares of our common stock for issuance in respect of the securities issued pursuant to the November 2006 Note and Warrant Purchase Agreement and had insufficient authorized shares to do so.

BounceGPS Acquisition

On November 30, 2006, we entered into a Share Exchange Agreement with BMSI. Pursuant to the Share Exchange Agreement, we agreed to acquire from BMSI 100% of the capital stock of BounceGPS, Inc., a provider of mobile asset management solutions, in exchange for:

•	5,000 shares of our newly authorized series C convertible preferred stock

•	A Series B Note in the principal amount of $660,000

•	A Series B OID Note in the principal amount of $264,000

•	An E-7 Warrant to purchase 30,937,500 shares of common stock

•	A F-4 Warrant to purchase 30,937,500 shares of common stock

The transactions contemplated by the Share Exchange Agreement closed on December 4, 2006.

BMSI. acquired control of our Company in the transaction and, accordingly, we have treated the transaction as a “reverse merger” for financial reporting purposes. Nonetheless, the historical operations of Remote Dynamics, Inc. represent substantially all of our continuing business and operations.

Each holder of series C convertible preferred stock has the right to convert its shares of series C convertible preferred stock into shares of the Company’s common stock at an initial conversion rate equal to (x) 51% of the number of our fully diluted shares, as defined to include, without limitation:

•	Shares of common stock outstanding on the date of issuance of the series C convertible preferred stock;

•
Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right outstanding on the date of issuance (including, without limitation, the series C convertible preferred stock, the Company’s series B convertible preferred stock, the Series A Notes, the Series B Notes, the Series B OID Notes, the E-7 Warrants and the F-4 Warrants);

•
Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right issued after the issuance date of the series C convertible preferred stock in conversion, exercise or exchange of securities outstanding as of the issuance date or as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof;

•
Shares of common stock issued after the issuance date of the series C convertible preferred stock as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof; and

•
Shares of common stock authorized for issuance from time to time under the Company’s equity incentive plans, divided by (y) the number of shares of series C convertible preferred stock originally issued. The conversion rate is subject to adjustment in the event of distributions of assets or securities and events affecting all of the Company’s common stockholders on a pro rata basis so that the conversion rate is proportionately increased or decreased to reflect the event and under certain other circumstances.

Under the Share Exchange Agreement, we are obligated to reserve for issuance (a) 150% of the shares issuable upon conversion of the principal amount of the Series B and Series B OID Notes and upon exercise of the warrants issued in the transaction and (b) 100% of the shares issuable upon conversion of the series C convertible preferred stock issued in the transaction. As of the Record Date, we were obligated to reserve a total of 2,663,580,154 shares of our common stock for issuance in respect of the securities issued pursuant to the Share Exchange Agreement and had insufficient authorized shares to do so.

DOES THE COMPANY HAVE PLANS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK?

Except for the issuance of the additional shares of common stock in connection with the conversion of our outstanding convertible securities and the exercise of our outstanding warrants as described above, the Company has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. David Walters, our Chairman, is the Chairman and Chief Executive Officer of BMSI and also Managing Member of Monarch Bay Capital Group, LLC (the majority stockholder of BMSI). As of the Record Date, BMSI held 5,202 shares of our series C convertible preferred stock, $2,163,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), our series E-7 warrants to purchase 72,421,875 shares of our common stock, and our series F-4 warrants to purchase 72,421,875 shares of our common stock. We currently do not have sufficient authorized shares of our common stock to fulfill our obligations under the securities held by BMSI.

No other director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed authorization (together with the reverse stock split described herein) of 750,000,000 shares of our common stock that is not shared by all other stockholders.

No director has opposed any of these actions.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Approval of this proposal requires the affirmative vote of shares representing a majority of the voting power of our common stock as of the Record Date. The Majority Stockholder can vote an aggregate of 2,449,315,043 shares (or 97.1%) of the voting power of our common stock and has approved this proposal.

IS THE COMPANY ASKING FOR MY PROXY?

Our Board of Directors has unanimously approved the amendment to our Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 750,000,000 shares of our common stock having a par value of $0.01 per share. Our Majority Stockholder has given its signed written consent to action without a meeting to approve the amendment to our Amended and Restated Certificate of Incorporation. Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further stockholder approval is either required or sought.

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PROPOSAL 2
APPROVAL OF REVERSE STOCK SPLIT

WHAT IS THE MAJORITY STOCKHOLDER APPROVING?

Our Majority Stockholder has approved a reverse stock split of our common stock such that each fifty (50) shares of our issued and outstanding common stock, par value $0.01 per share (the "Pre-Split Common Stock"), shall automatically be reclassified and continued as one share of common stock, par value $0.01 per share (the "Reverse Stock Split"). We will not issue fractional shares on account of the Reverse Stock Split. Holders of Pre-Split Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share, one full share of common stock. After giving effect to the Reverse Split, the number of shares of authorized common stock will be 750,000,000 and the par value of common stock will remain $0.01.

WHAT IS THE PURPOSE OF THE REVERSE STOCK SPLIT?

The Reverse Stock Split (and authorization of 750,000,000 shares of our common stock) is necessary for us to comply with the terms of our existing financing and other contractual arrangements, as described above under “Proposal 1”. In general, these arrangements require us to maintain reserved shares of our common stock for issuance upon the conversion of outstanding notes and preferred stock, and upon the exercise of outstanding warrants, in an amount equal to 100-150% of the amount needed at any one time for the conversion and exercise. In connection with our November 2006 private placement and share exchange transactions, we agreed to use our commercially reasonable efforts (a) to obtain stockholder approval to effect the increase in authorized shares of common stock and reverse stock split contemplated in this Information Statement as promptly as practicable following the closings of the transactions and (b) to effect the increase in authorized shares of common stock and reverse stock split as promptly as practicable following the approval of our stockholders.

We also believe that the Reverse Stock Split will provide the Company with a capital structure more typical of companies at its stage of development and will provide greater flexibility for the Company, without further stockholder approval, to issue shares of the Company's common stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, establishing strategic relationships with corporate partners, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

We anticipate that the Reverse Stock Split will have the effect of increasing, proportionately, the per share trading price of our common stock. There can be no assurances, however, that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of our common Stock after the Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.005 before the Reverse Stock Split and the ratio is one (1) share for every fifty (50) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split will be $0.25 (50 x $0.005)); or that the market price following the Reverse Stock Split will either exceed or remain in excess of the then current market price.

The following table summarizes the effect of the Reverse Stock Split on our authorized and outstanding shares of common stock as well as shares of our common stock reserved for issuance under outstanding obligations.

	Prior to	After
	Reverse Stock Split	Reverse Stock Split

Authorized Shares of Common Stock	230,000,000	750,000,000

Outstanding Shares of Common Stock	69,621,296	1,392,426

Shares Reserved for Issuance
Pursuant to Series B Preferred(1)	3,367,742	67,355

Shares Reserved for Issuance
Pursuant to Series C Preferred(2)	insufficient	48,986,301

Shares Reserved for Issuance
Pursuant to Series A Notes(3)	insufficient	19,733,658

Shares Reserved for Issuance
Pursuant to Series B Notes(4)	insufficient	29,392,739

Shares Reserved for Issuance
Pursuant to Warrants(5)	insufficient	16,499,820

(1) Represents shares reserved for issuance pursuant to our series B convertible preferred stock. Under the terms of the series B convertible preferred stock, we are obligated to reserve for issuance 100% of the shares issuable upon conversion of the series B convertible preferred stock. As of the Record Date, a total of 3,367,742 shares of our Pre-Split Common Stock were issuable upon conversion of the series B convertible preferred stock.

(2) Represents shares reserved for issuance pursuant to our series C convertible preferred stock. Under the terms of the series C convertible preferred stock, we are obligated to reserve for issuance 100% of the shares issuable upon conversion of the series C convertible preferred stock. As of the Record Date, a total of 2,449,315,043 shares of our Pre-Split Common Stock were issuable upon conversion of the series C convertible preferred stock.

(3) Represents shares reserved for issuance pursuant our series A senior secured convertible notes (including original issue discount notes) issued pursuant to financing arrangements entered into by the Company in February 2006. Under the financing arrangements, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the notes. As of the Record Date, a total of 986,682,891 shares of our Pre-Split Common Stock were issuable upon conversion of all of the notes.

(4) Represents shares reserved for issuance pursuant our series B senior secured convertible notes (including original issue discount notes) issued pursuant to a share exchange agreement with BMSI and financing arrangements entered into by the Company in November 2006. Under the financing arrangements and the agreement with BMSI, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the notes. As of the Record Date, a total of 1,469,636,953 shares of our Pre-Split Common Stock were issuable upon conversion of all of the notes.

(5) Represents shares reserved for issuance pursuant our common stock purchase warrants issued pursuant to a share exchange agreement with BMSI and financing arrangements entered into by the Company in 2005 and 2006. Under the financing arrangements and the agreement with BMSI, we are obligated to reserve for issuance 100-150% of the shares issuable upon exercise of the warrants. As of the Record Date, a total of 824,991,021 shares of our Pre-Split Common Stock were issuable upon exercise of all of the warrants.

WHAT EFFECT WILL THE REVERSE STOCK SPLIT HAVE ON EXISTING STOCKHOLDERS?

As a result of the Reverse Stock Split, each fifty (50) shares of our Pre-Split Common Stock shall automatically be reclassified and continued as one share of common stock, par value $0.01 per share. We will not issue fractional shares on account of the Reverse Stock Split. Holders of Pre-Split Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall be entitled to receive, in lieu of such fractional share, one full share of common stock.

As soon as practicable after the effective date of the Reverse Stock Split, we will request all stockholders to return their stock certificates representing shares of Pre-Split Common Stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Stock Split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

Beginning with the effective date of the Reverse Stock Split, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

The par value and the relative rights and limitations of the common stock after the Reverse Stock Split will be identical to those of the Pre-Split Common Stock. However, following the Reverse Stock Split, the Company will have the ability to issue additional shares of common stock from time to time without further stockholder approval. Since holders of common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock.

Our ability to issue additional shares of common stock without further stockholder approval could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The ability to issue additional shares could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

DOES THE COMPANY HAVE PLANS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK?

           Except for the issuance of the additional shares of common stock in connection with the conversion of our outstanding convertible securities and the exercise of our outstanding warrants as described above, the Company has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. David Walters, our Chairman, is the Chairman and Chief Executive Officer of BMSI and also Managing Member of Monarch Bay Capital Group, LLC (the majority stockholder of BMSI). As of the Record Date, BMSI held 5,202 shares of our series C convertible preferred stock, $2,163,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), our series E-7 warrants to purchase 72,421,875 shares of our common stock, and our series F-4 warrants to purchase 72,421,875 shares of our common stock. We currently do not have sufficient authorized shares of our common stock to fulfill our obligations under the securities held by BMSI.

No other director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Reverse Stock Split that is not shared by all other stockholders.

No director has opposed any of these actions.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Approval of this proposal requires the affirmative vote of shares representing a majority of the voting power of our common stock as of the Record Date. The Majority Stockholder can vote an aggregate of 2,449,315,043 shares (or 97.1%) of the voting power of our common stock and has approved this proposal.

IS THE COMPANY ASKING FOR MY PROXY?

Our Board of Directors has unanimously approved the Reverse Stock Split. The Majority Stockholder has given its signed written consent to action without a meeting to the Reverse Stock Split. The Reverse Stock Split will become effective on or about Sept **, 2007. Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further stockholder approval is either required or sought.

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PROPOSAL 3
ELECTION OF DIRECTORS

WHAT ARE THE MAJORITY STOCKHOLDERS APPROVING?

Our Board of Directors currently consists of three members: Dennis Ackerman, Keith Moore and David Walters. Our Majority Stockholder has approved the election of Messrs. Ackerman, Moore and Walters to continue to serve as the members of our Board of Directors and the election of Thomas W. Friedberg as an additional member of our Board of Directors.

Directors are elected annually and hold office until the next annual meeting of stockholders of the Company or until their successors are elected and qualified. According to our by-laws, any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

Director and Director Nominee Information

The following information regarding the individuals being elected to our Board of Directors, their occupations, employment history and directorships in certain companies is as reported by the respective individuals.

DAVID WALTERS - Director and Chairman since December 5, 2006.

Mr. Walters has served as Chairman and Chief Executive Officer of Bounce Mobile Systems, Inc., since July 2006. Since February 2000, he has also served (i) since February 2000, as a managing member of Monarch Bay Capital Group, LLC, a consulting company, (ii) since March 2006, as a managing member of Monarch Bay Management Company, LLC, also a consulting company and (iii) since April 2006, as a managing member of Monarch Bay Associates, LLC, a NASD member firm. Mr. Walters has extensive experience in investment management, corporate growth development strategies and capital markets. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego in 1985. Mr. Walters also serves as Chairman of the Board of Directors of Monarch Staffing, Inc. and as a member of the Board of Directors of Precision Aerospace Components, Inc.

KEITH C. MOORE - Director and Secretary since December 5, 2006.

Mr. Moore is Chairman and Chief Executive Officer of DataLogic International, Inc., an information technology company, positions he has held since January 2005. He has also served (i) since March 2006, as a managing member of Monarch Bay Management Company, LLC, also a consulting company and (ii) since April 2006, as a managing member of Monarch Bay Associates, LLC, a NASD member firm. From April 1999 to January 2005, Mr. Moore served as Chairman and Chief Executive Officer of iTechexpress, Inc. Mr. Moore received his Bachelors degree in Finance from Eastern Michigan University in 1982 and his Masters degree from Eastern Michigan University in Finance in 1984. Mr. Moore also serves as a member of the Board of Directors of Monarch Staffing, Inc.

DENNIS ACKERMAN — Director since January 4, 2006.

Mr. Ackerman, age 59, served as Director of the Bank of America Entrepreneurial Center from 1987 through December 2004. The Bank of America Entrepreneurial Center provides business planning and business plan implementation services for businesses. Since formation in 1987, the Center has assisted businesses with raising over $500 million in working capital. From 1974 through 1987, Mr. Ackerman served as President of energy company with a distribution network covering five states. Mr. Ackerman obtained a B.S. degree in Comprehensive Science from the College of Education at Ohio State University in 1969.

THOMAS W. FRIEDBERG - Director Nominee

F-1

Mr. Friedberg, age 47, has been President of Mineral King Partners, LLC (and its predecessor TWF Consulting), a strategic consulting firm that provides competitive benchmarking, competitive and strategic financial analysis, and valuation services, since 2004. Previously, Mr. Friedberg advised various technology companies, automobile salvage processors, specialty financial institutions, and telecommunications service providers, with an emphasis on wireless providers, for more than twenty years at firms such as Hambrecht & Quist, Piper Jaffray, and Tucker Anthony Sutro, and as a partner at Genesis Merchant Group Securities. Mr. Friedberg also served as Director of Investor Relations and Strategic Financial Analysis at US WEST NewVector Group, US WEST’s former publicly traded cellular and paging subsidiary where he directed the financial aspects and analysis of all merger and acquisitions undertaken by the Company. Mr. Friedberg received his MBA from the Wharton School at the University of Pennsylvania and BA and BS degrees from Stanford University. Mr. Friedberg served on the Governor’s Commission on Science and Technology for the State of Colorado at the appointment of Governor Bill Owens from 1999 to 2007. Mr. Friedberg is a member of the Board of Directors of DataLogic International, Inc. and STI Group, Inc. Since April 2007, Mr. Friedberg has also been an independent NASD-registered representative associated with Monarch Bay Associates, LLC, a NASD member firm.

Organization of the Board of Directors and Meetings

Our Board of Directors currently consists of three board members: David Walters, Keith C. Moore, and Dennis Ackerman. None of our current board members qualifies as “independent,” as required by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our Board of Directors has determined that Thomas W. Friedberg will qualify as “independent,” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In making its independence determination, our board considered that Mr. Friedberg is an independent NASD-registered representative associated with Monarch Bay Associates, LLC. Monarch Bay Associates, LLC provides placement agent and other investment banking services to us. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. Mr. Friedberg does not perform any services related to Monarch Bay Associates, LLC’s engagement by us and does not have any direct or indirect pecuniary interest in Monarch Bay Associates, LLC’s engagement by us.

All directors serve until the next annual meeting of the stockholders or until their respective successors are duly elected and qualified, or until their earlier death or removal from office.

The Board of Directors held twenty-seven meetings during 2006. The Board of Directors did not take any actions through unanimous written consents during 2006. Each incumbent director attended at least 75% percent of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors (in each case, held during the period for which he has been a director) on which he was a member, if any, held during 2006.

The holder of a majority of the Series B convertible preferred stock has the right to appoint one representative to our Board of Directors and is entitled to designate one observer to meetings of our Board of Directors and its committees. Although the holder of our Series B convertible preferred stock retains the right to do so in the future, it has not yet exercised its right to appoint a board member. The holder of our Series B convertible preferred stock has designated Raahim Don as its board observer to attend the meetings of our Board of Directors and its committees. If the holder of a majority of the Series B convertible preferred stock provides written notice to us that it intends to designate a board member, then the Board of Directors can, by resolution, increase the size of the board by one board seat to accommodate the request.

In addition, BMSI, as the holder of a majority of our series C convertible preferred stock, has the right to appoint a majority of the members of our Board of Directors (as long as we have not exercised our limited rights to redeem the series C convertible preferred stock).

Due to the rights of our preferred stockholders to appoint members of our Board of Directors, the limited number of directors constituting the Board, and there being no independent directors currently serving on our Board, we elected to suspend the operation of our Nomination and Corporate Governance Committee effective June 1, 2007. As a result, the full Board of Directors considers and participates in the nomination of the director nominees.

F-2

Due to the limited number of directors constituting our Board of Directors and there being no members of our executive team serving on the Board, we elected to suspend the operation of our Compensation Committee effective June 1, 2007. As a result, the full Board of Directors considers and participates in the compensation of our executive officers.

Audit Committee. Our Board of Directors maintains a separately standing audit committee, currently composed of Keith C. Moore and Dennis Ackerman.   Neither Mr. Ackerman nor Mr. Moore qualifies as “independent,” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. We intend to add Thomas W. Friedberg as an additional member of the Audit Committee following his election to our Board of Directors. The Audit Committee, with the assistance of our independent accountants, determines the adequacy of internal controls and other financial reporting matters, and reviews and recommends to the board of directors for approval all published financial statements. The Audit Committee held three meetings during 2006.

Audit Committee Financial Expert. Our Board of Directors has determined that Keith C. Moore qualifies as an audit committee financial expert under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission. Mr. Moore does not qualify as independent under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Stockholder Communications with the Board of Directors

The Company's stockholders may communicate in writing with the Board of Directors by directing their written communication directly to the Board of Director by addressing their communication to the Board of Directors, c/o of the Company, or to an individual member of the Board of Directors, c/o of the Company. Upon receipt of any written communication addressed to the Board of Directors or to an individual member of the Board of Directors, the Company's receptionist will make copies of the communication and will distribute the communication to all members of the Board of Directors, or will distribute a communication addressed to an individual member of the Board of Directors directly to that member of the Board of Directors.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the Record Date. The Majority Stockholders can vote an aggregate of 2,449,315,043 shares (or 97.1%) of our outstanding common stock and will be able to approve this proposal.

IS THE COMPANY ASKING FOR MY PROXY?

The Majority Stockholders have given their signed written consent to action without a meeting to the election of members of our Board of Directors. Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further shareholder approval is either required or sought.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of August _, 2007

•	by each person who is known by us to beneficially own more than 5% of our common stock;

•	by each of our executive officers and directors; and

•	by all of our executive officers and directors as a group.

		Beneficial Ownership
		Number of Shares					Percent
	Nature of		Series B	Series C			of
Name and Address of Beneficial Owner (1)	Beneficial Owner (1)	Common Stock	Preferred Stock	Preferred Stock	Total		Total (2)

Bounce Mobile Systems, Inc.	Stockholder	482,812,500	-	2,449,315,043	2,932,127,543	(3)	62.15%
30950 Rancho Viejo Rd. #120
San Juan Capistrano, CA 92675

Dennis Ackerman	Director	725,900	-	-	725,900	(4)	*

Keith Moore	Director	-	-	-	-		-

David Walters	Chairman and Director	482,812,500	-	2,449,315,043	2,932,127,543		62.15%

Gary Hallgren	Chief Executive Officer	-	-	-	-		-

Greg Jones	Senior VP, Operations	-	-	-	-		-

All executive officers and
directors as a group
(5 persons)		483,538,400	-	2,449,315,043	2,932,853,443		62.17%

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(2) Based upon the following outstanding securities: (a) 69,621,296 shares of common stock, (b) 522 shares of our series B convertible preferred stock (which were convertible into 3,367,742 shares of common stock), (c) 5,202 shares of our series C convertible preferred stock (which were convertible into 2,449,315,043 shares of common stock), (d) $4,209,847 principal amount of our series A senior secured convertible promissory notes (which were convertible into 657,788,594 shares of common stock), (e) $6,270,451 principal amount of our series B subordinated secured convertible promissory notes (which were convertible into 979,757,969 shares of common stock), (f) series A-7 warrants exercisable for 20,625,000 shares of common stock, (g) series B-4 warrants exercisable for 13,750,000 shares of common stock, (h) series C-3 warrants exercisable for 27,500,000 shares of common stock, (i) series D-1 warrants exercisable for 19,250,000 shares of common stock, (j) series E-7 warrants exercisable for 219,197,768 shares of common stock, (k) series F-4 warrants exercisable for 219,197,768 shares of common stock, and (l) other warrants exercisable for 38,293,812 shares of common stock.

(3) Consists of shares of common stock issuable upon conversion or exercise of the following outstanding securities held by BMSI: (a) 5,202 shares of our series C convertible preferred stock, (b) $2,163,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), (c) our series E-7 warrants to purchase 72,421,875 shares of our common stock, and (d) our series F-4 warrants to purchase 72,421,875 shares of our common stock.

(4) This individual owns 900 shares of common stock and beneficially owns an additional 725,000 shares issuable upon conversion of convertible promissory notes issued by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Our officers, directors and greater-than-ten-percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish us with copies of all Section 16(a) forms which they have filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no Form 5 reports were required, all of our officers, directors and beneficial owners of more than 10% of our common stock, the only class of securities registered under the Exchange Act, timely complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2006.

EXECUTIVE COMPENSATION

The following table describes compensation awarded, paid to or earned, for the last fiscal year, by us to our former President and Chief Executive Officer and two other most highly compensated executive officers during 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
Dennis R. Casey, former President and
Chief Executive Officer	2006	$50,000	$-	$-	$-	$-	$-	$	- (1)	$50,000
W. Michael Smith, Former Executive
Vice President, Chief Financial
Officer, Chief Operating Officer, and
Treasurer	2006	16,667	-	-	-	-	-		216,667 (2)	233,334
Neil Read, Former Vice President,
Chief Financial Officer and Treasurer	2006	115,721	-	-	-	-	-		- (3)	115,721

(1)
Mr. Casey became our President and Chief Executive Officer effective January 30, 2004. Mr. Casey resigned the office of President on December 27, 2005. Mr. Casey resigned the office of Chief Executive Officer (Principal Executive Officer) on June 30, 2006.

(2)	Mr. Smith earned severance in accordance with the termination of his employment agreement with us on January 28, 2006. For the year ended December 31, 2006, Mr. Smith earned $216,667 in severance pay.

(3)	Mr. Read resigned on February 23, 2007.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2006 approaching $1 million, and the Company does not believe that any executive officer’s compensation is likely to exceed $1 million in 2007, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

Compensation Philosophy

Our compensation of executive officers and our philosophy regarding executive compensation is comprised of the following characteristics: (i) Competitive base salary and (ii) Granting performance-based bonuses. We believe our executive compensation should be designed to allow us to attract, motivate and retain executives of a high caliber to permit us to remain competitive in our industry. We take into account the compensation paid at similarly situated companies, both within and outside of our industry, when determining executive compensation. Additionally, individual performance of the executive is considered as a factor in determining executive compensation, as well as the overall performance of the Company, which includes, but is not limited to, earnings, revenue growth, cash flow, earnings and earnings per share.

Employment Agreements

As of May 31, 2007, we have a current employment agreement with Gary Hallgren, our Chief Executive Officer and Greg Jones, our Senior Vice President, Operations. The following is a summary of the material details of the employment agreement. Please be aware that this summary may not contain all of the information that is important to you and we encourage you to read the actual employment agreement in its entirety.

Our employment agreement with Mr. Hallgren has an initial term of two years (expiring in February 2009). The employment agreement provides for a base salary of $165,000. If the employment agreement is terminated by us (other than for specified cause events), Mr. Hallgren will receive his full base salary for the lesser of (a) twelve months and (b) the remaining term of the agreement (plus an additional six months if the termination occurs within 60 days of the occurrence of a change in control of the company).

Mr. Hallgren (together with other members of our senior management) will receive a quarterly bonus equal to 20% of our earnings before interest, taxes, depreciation and amortization. In addition, if we consummate certain corporate transactions in which the consideration received by our security holders exceeds $20 million, Mr. Hallgren (together with other members of our senior management) will receive a bonus equal to 10% of the aggregate transaction value exceeding $20 million. Mr. Hallgren will determine the allocation of the bonuses among Mr. Hallgren and the other members of our senior management. Mr. Hallgren will receive a cash draw of $2,083.33 per month as an advance against payments under such bonuses.

Our employment agreement with Mr. Jones has an initial term of two years (expiring in February 2009). The employment agreement provides for a base salary of $153,000. If the employment agreement is terminated by us (other than for specified cause events), Mr. Jones will receive his full base salary for the lesser of (a) six months and (b) the remaining term of the agreement (plus an additional six months if the termination occurs within 60 days of the occurrence of a change in control of the company).

Mr. Jones (together with other members of our senior management) will participate in an EBITDA Bonus Program and Corporate Transaction Bonus Program as the same may be established and maintained from time to time by us. Our Chief Executive Officer will determine the allocation of the bonuses among the members of our senior management. Mr. Jones will receive a cash draw of $1,000 per month as an advance against payments under such bonus programs.

Compensation of Directors

Our Board of Directors has the authority to fix the compensation of directors. Our Bylaws provide that directors may be reimbursed for reasonable expenses for their services to us, and may be paid either a fixed sum for attendance at each Board of Directors meeting or a stated annual director fee. We also reimburse our directors for travel expenses. In addition, we provide our non-employee directors with a standard annual director’s fee of $12,000. The director’s fees are paid quarterly and prorated for partial service.

REPORT OF THE AUDIT COMMITTEE

The following is the Report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2006. The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Information Statement and irrespective of any general incorporation language in any filings.

The Audit Committee's purpose is, among other things, to assist the Board of Directors in its oversight of our financial accounting, reporting and controls. The Board of Directors has determined that no current member of the Audit Committee qualifies as “independent,” as required by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The committee operates under a charter, which is available as Exhibit A to our Proxy Statement for our 2005 annual meeting of stockholders. The Audit Committee has reviewed and discussed our consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also discussed with the independent registered public accounting firm that firm's independence and whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in its charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

AUDIT COMMITTEE Keith Moore, Chairman Dennis Ackerman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2004, we issued a $2,000,000 convertible promissory note to HFS Minorplanet Funding LLC (“HFS”). The principal balance is due 36 months from the date of funding, with an annual interest rate of 12%. In January, 2006, the Company appointed Dennis Ackerman to serve as the HFS-designee member of our Board of Directors. Mr. Ackerman currently serves as a director of HFS Capital Private Equity Fund LLC, the Managing Member of HFS. On November 30, 2006, we entered into a new promissory note with HFS pursuant to which, on December 1, 2007, the existing $2,000,000 convertible promissory note issued by to HFS will be cancelled and we will issue to HFS (i) $1,000,000 principal amount of our series B subordinated secured convertible promissory notes, (ii) $400,000 principal amount of our original issue discount series B subordinated secured convertible promissory notes, (iii) our series E-7 warrants to purchase 46,875,000 shares of our common stock and (iv) our series F-4 warrants to purchase 46,875,000 shares of our common stock. On May 8, 2007, we entered into an amendment to our promissory note arrangements with HFS, pursuant to which we completed, effective May 8, 2007, the transactions that were originally scheduled to occur on December 1, 2007.

In June, 2006, BounceGPS, Inc., our wholly owned subsidiary, issued a $250,000 note to DataLogic International, Inc. in conjunction with the acquisition of certain assets. Keith Moore (a member of our Board of Directors), is the CEO and Chairman of DataLogic International, Inc.

BounceGPS, Inc. had an agreement with Monarch Bay Capital Group, L.L.C. ("MBCG") for corporate development and chief financial officer services. David Walters (our Chairman) is the managing member of MBCG and beneficially owns 100% of MBCG. The agreement was entered into prior to our December 2006 acquisition of BounceGPS and prior to Mr. Walters joining our Board of Directors. Under the agreement with MBCG, BounceGPS will pay to MBCG a monthly fee of $20,000 in cash. The initial term of the agreement expires on December 31, 2007 and continues thereafter on a month-to-month basis unless terminated by either party. Fees paid to MBCG totaled $100,000 and $0 for the years ended December 31, 2006 and 2005, respectively. This agreement was terminated effective May 1, 2007.

In connection with our November 2006 private placement, we agreed to pay $60,000 ($15,000 per closing) to Monarch Bay Management Company (“MBMC”) for consulting work. David Walters (our Chairman) and Keith Moore (a member of our Board of Directors) are managing members of MBMC and each beneficially own 50% of MBMC. As of December 31, 2006, the Company owed $15,000 to MBMC for these services. The Company made payments totaling $45,000 during the three months ended March 31, 2007.

Additionally, we agreed to pay a $20,000 documentation fee to BMSI in connection with our December 2006 acquisition of BounceGPS, Inc. from BMSI. David Walters (our Chairman) is the Chairman and Chief Executive Officer of BMSI and beneficially owns a majority of the outstanding common stock of BMSI. This payment was made in January 2007.

On May 1, 2007, we entered into a Support Services Agreement with Monarch Bay Management Company, LLC.   Under the Support Services Agreement, MBMC will provide us with financial management services, facilities and administrative services, business development services, creditor resolution services and other services as agreed by the parties.  David Walters, our Chairman, and Keith Moore, our director, each are members of, and each beneficially owns 50% of the ownership interests in MBMC. We will pay to MBMC monthly cash fees of $22,000 for the services.  In addition, MBMC will receive fees equal to (a) 6% of the revenue generated from any business development transaction with a customer or partner introduced to us by MBMC and (b) 20% of the savings to the Company from any creditor debt reduction resolved by MBMC on behalf of the Company.  The initial term of the Support Services Agreement expires May 1, 2008.

On May 1, 2007, we entered into a Placement Agency and Advisory Services Agreement with Monarch Bay Associates, LLC (“MBA”).  MBA is a NASD member firm.  David Walters, our Chairman, and Keith Moore, our director, each are members of, and each owns 50% of the ownership interests in MBA. Under the agreement, MBA will act as the Company’s placement agent on an exclusive basis with respect to private placements of our capital stock and as our exclusive advisor with respect to acquisitions, mergers, joint ventures and similar transactions.   MBA will receive fees equal to (a) 9% of the gross proceeds raised by us in any private placement (plus warrants to purchase 9% of the number of shares of common stock issued or issuable by us in connection with the private placement) and (b) 3% of the total consideration paid or received by us or our stockholders in an acquisition, merger, joint venture or similar transaction.  The initial term of the Placement Agency and Advisory Services Agreement expires May 1, 2008.

Annual Report on Form 10-KSB

A copy of our 2006 Annual Report on Form 10-KSB (without exhibits) is being distributed along with this Information Statement. The report (with exhibits) is available at the website maintained by the Securities and Exchange Commission (www.sec.gov). Our 2006 Annual Report on Form 10-KSB is hereby incorporated by reference.

Company Contact Information

All inquires regarding our Company should be addressed to our Company's principal executive office:

REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075
Attention: David Walters, Chairman

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Walters
David Walters, Chairman

Dated August**, 2007

Appendix A

REMOTE DYNAMICS, INC AND SUBSIDIARIES
Index to Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006	F-3

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006	F-4

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006	F-5

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006	F-6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 30, 2006, we entered into a Share Exchange Agreement with Bounce Mobile Systems, Inc. (“BMSI”). Pursuant to the Share Exchange Agreement, we agreed to acquire from BMSI 100% of the capital stock of BounceGPS, Inc. (“BounceGPS”), a provider of mobile asset management solutions, in exchange for:

•	5,000 shares of our newly authorized series C convertible preferred stock

•	A Series B Note in the principal amount of $660,000

•	A Series B OID Note in the principal amount of $264,000

•	An E-7 Warrant to purchase 30,937,500 shares of our common stock

•	An F-4 Warrant to purchase 30,937,500 shares of our common stock

As a result of the securities issued to BMSI in the Share Exchange Agreement and Note and Warrant Purchase Agreement transactions, BMSI obtained and currently has effective control of our board of directors, management, 97.1% of the voting power of our common stock outstanding, and beneficial ownership of approximately 62.2% of our common stock (on a as-converted, fully diluted basis).

Our financial statements reflect the historical operations of BounceGPS as the acquisition has been treated as a reverse merger in accordance with FAS 141 “Accounting for Business Combinations” with BounceGPS considered the accounting acquirer. Accordingly, BounceGPS is deemed to be the purchaser and surviving company for accounting purposes and its net assets are included in the balance sheet at their historical book values. The results of operations of Remote Dynamics, Inc. are included in our financial statements subsequent to December 4, 2006 with the purchase price allocated to the acquired assets and liabilities of Remote Dynamics, Inc. as of December 4, 2006.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2006 give effect to the acquisition of BounceGPS as if this event occurred on January 1, 2005.

This pro forma financial information does not purport to represent what our actual results of operations or financial position would have been had the acquisition occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that we believe are reasonable. You should read our pro forma condensed consolidated financial information in conjunction with our financial statements and the related notes as well as all other information appearing in the Company’s Form 10KSB.

REMOTE DYNAMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2006
(in thousands, except per share data)

	Historical (1)
	Remote Dynamics, Inc. Twelve Months Ended November 30, 2006	Bounce GPS, Inc. Twelve Months Ended December 31, 2006	Pro Forma Adjustments		Pro Forma

Revenues
Service	$2,614	$45	$-		$2,659
Ratable product	2,699	-	-		2,699
Product	129	133	-		262

Total revenues	5,442	178	-		5,620

Cost of revenues
Service	2,445	106	-		2,551
Ratable product	1,438	-	-		1,438
Product	122	283	-		405

Total cost of revenues	4,005	389	-		4,394

Gross profit	1,437	(211)	-		1,226

Expenses:

General and administrative	3,648	354	-		4,002
Customer service	735	-	-		735
Sales and marketing	1,378	227	-		1,605
Engineering	680	18	-		698
Depreciation and amortization	1,653	13	(799)	(2)	867
Impairment loss on license right	93	-	(93)	(3)	-
Goodwill impairment	2,735	411	(2,735)	(4)	411
Legal settlement	250
Total expenses	11,172	1,023	(3,627)		8,318

Operating loss	(9,735)	(1,234)	3,627		(7,092)

Interest income	104	12	-		116
Interest expense	(3,630)	-	116	(5)	(3,514)
Other (expense) income	415	-	-		415

Loss before income taxes	(12,846)	(1,222)	3,743		(10,075)

Net loss	(12,846)	(1,222)	3,743		(10,075)

Preferred stock dividend	(412)				(412)
Loss on redemption of preferred stock	(435)	-	-		(435)
Repricing of warrants	(69)				(69)
Net loss attributable to common stockholders	$(13,762)	$(1,222)	$3,743		$(10,991)

Net loss per common share - basic and diluted					$(0.53)

Weighted average number of common shares outstanding:
Basic and diluted					20,902

The accompanying notes are an integral part of these unaudited consolidated financial statements.

REMOTE DYNAMICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2006

Note 1: The historical results of operations of Remote Dynamics, Inc. reflect its results for the twelve months ended November 30, 2006. The historical results of operations of BounceGPS, Inc. reflect its results for the year ended December 31, 2006.

Note 2: The pro forma depreciation and amortization expense gives effect to a reduction of $1,564,000 in intangible asset amortization expense reflected in the historical operations of Remote Dynamics, partially offset by the additional intangible asset amortization of $765,000 in connection with the acquisition of BounceGPS which was accounted for as a reverse merger.

Note 3: The pro forma adjustment eliminates the $93,000 impairment loss on license right. This charge would not have been recorded since the license right intangible was adjusted to fair value in conjunction with the business combination.

Note 4: The pro forma adjustment eliminates the $2,735,000 goodwill impairment charge. This charge would not have been recorded since goodwill was adjusted to fair value in conjunction with the business combination.

Note 5: The pro forma interest expense gives effect to the additional interest expense of $116,000 for the issuance of a Series B Note in the principal amount of $660,000, a Series B OID Note in the principal amount of $264,000, an E-7 warrant to purchase 30,937,500 shares of the Company’s common stock, and an F-4 warrant to purchase 30,937,500 shares of the Company’s common stock.

REMOTE DYNAMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2006
(in thousands, except per share data)

	Historical (1)
	Remote Dynamics, Inc. Nine Months Ended August 31, 2006	Bounce GPS, Inc. Nine Months Ended September 30, 2006	Pro Forma Adjustments		Pro Forma

Revenues
Service	$1,898	$44	$-		$1,942
Ratable product	1,960	-	-		1,960
Product	118	49	-		167

Total revenues	3,976	93	-		4,069

Cost of revenues
Service	1,887	66	-		1,953
Ratable product	1,017	-	-		1,017
Product	118	43	-		161

Total cost of revenues	3,022	109	-		3,131

Gross profit	954	(16)	-		938

Expenses:

General and administrative	2,716	185	-		2,901
Customer service	615	-	-		615
Sales and marketing	1,108	71	-		1,179
Engineering	525	5	-		530
Depreciation and amortization	1,312	-	71	(2)	1,383
Impairment loss on license right	93	-	(93)	(3)	-
Goodwill impairment	2,735	-	(2,735)	(4)	-

Total expenses	9,104	261	(2,757)		6,608

Operating loss	(8,150)	(277)	2,757		(5,670)

Interest income	80	7	-		87
Interest expense	(2,442)	(29)	(87)	(5)	(2,558)
Other (expense) income	92	-	-		92

Loss before income taxes	(10,420)	(299)	2,670		(8,049)

Income tax benefit	-	-	-		-

Net loss	(10,420)	(299)	2,670		(8,049)

Preferred stock dividend	(370)	-	-		(370)
Loss on redemption of preferred stock	(435)	-	-		(435)
Repricing of warrants	(69)	-	-		(69)

Net loss attributable to common stockholders	$(11,294)	$(299)	$2,670		$(8,923)

Net loss per common share - basic and diluted					$(1.05)

Weighted average number of common shares outstanding:
Basic and diluted					8,523

The accompanying notes are an integral part of these unaudited consolidated financial statements.

REMOTE DYNAMICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

Note 1: The historical results of operations of Remote Dynamics, Inc. reflect its results for the nine months ended August 31, 2006. The historical results of operations of BounceGPS, Inc. reflect its results for the nine months ended September 30, 2006.

Note 2: The pro forma depreciation and amortization expense gives effect to the additional intangible asset amortization of $574,000 in connection with the acquisition of BounceGPS which was accounted for as a reverse merger partially offset by a reduction of $503,000 in intangible asset amortization expense reflected in the historical operations of Remote Dynamics.

Note 3: The pro forma adjustment eliminates the $93,000 impairment loss on license right. This charge would not have been recorded since the license right intangible was adjusted to fair value in conjunction with the business combination.

Note 4: The pro forma adjustment eliminates the $2,735,000 goodwill impairment charge. This charge would not have been recorded since goodwill was adjusted to fair value in conjunction with the business combination.

Note 5: The pro forma interest expense gives effect to the additional interest expense of $87,000 for the issuance of a Series B Note in the principal amount of $660,000, a Series B OID Note in the principal amount of $264,000, an E-7 warrant to purchase 30,937,500 shares of the Company’s common stock, and an F-4 warrant to purchase 30,937,500 shares of the Company’s common stock.

Appendix B

FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 and 2004
NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
BounceGPS, Inc.
PLANO, TEXAS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
BounceGPS, Inc.
San Juan Capistrano, CA

We have audited the accompanying balance sheets of BounceGPS, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that ours audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BounceGPS, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a significant working capital deficit, suffered recurring losses from operations and has negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. The Company’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chisholm Bierwolf & Nilson, LLC

Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
March 10, 2007

BounceGPS, Inc.
BALANCE SHEETS
(in thousands, except share amounts)

	December 31,		September 30,
	2004	2005	2006
			(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21	$1	$611
Accounts receivable, net	1	1	32
Inventories, net	-	-	236
Other current assets	3	1	69
Total current assets	25	3	948
Property and equipment, net	103	29	88
Goodwill	-	-	361
Customer lists, net			50
Total assets	$128	$32	$1,447

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$64	$45	$94
Deferred product revenues - current portion	-	-	12
Note payable, current portion	184	204	158
Accrued expenses and other current liabilities	84	60	105
Total current liabilities	332	309	369
Deferred product revenues - non-current portion	-	-	24
Note payable, non-current portion	-	-	163
Other non-current liabilities	-	-	329
Total liabilities	332	309	885
Commitments and contingencies

Stockholders' deficit:
Common stock, $0.01 par value, 1,000,0000 shares authorized, 1,000,000 shares issued and outstanding	1	1	1
Additional paid-in capital	-	-	1,146
Accumulated deficit	(205)	(278)	(585)
Total stockholders' deficit	(204)	(277)	562
Total liabilities and stockholders' deficit	$128	$32	$1,447

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF OPERATIONS
(In thousands)

	Years ended		Nine months ended
	December 31,		September 30,
	2004	2005	2005	2006
			(unaudited)
Revenues
Service	$-	$-	$-	$44
Product	1,022	317	317	49
Total revenues	1,022	317	317	93

Cost of revenues
Service	-	-	-	66
Product	281	126	121	43
Total cost of revenues	281	126	121	109
Gross profit	741	191	196	(16)
Expenses:
General and administrative	222	74	77	185
Sales and marketing	532	177	177	71
Engineering	-	-	-	5
Depreciation and amortization	49	20	-	8
Total expenses	803	271	254	269
Operating loss	(62)	(80)	(58)	(285)
Interest income	-	-	-	7
Interest expense	-	(27)	(7)	(29)
Other (expense) income	-	34	123	-

Loss before income taxes	(62)	(73)	58	(307)
Income tax benefit	-	-	-	-
Net income (loss)	(62)	(73)	58	(307)

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF STOCKHOLDERS' DEFICIT
For the period January 1, 2004 through September 30, 2006
(in thousands, except share information)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Stockholders' deficit at January 1, 2004	1,000,000	$1	$-	$(143)	$(142)

Net loss				(62)	(62)

Stockholders' deficit at December 31, 2004	1,000,000	$1	$-	$(205)	$(204)

Net loss				(73)	(73)
Stockholders' deficit at December 31, 2005	1,000,000	$1	$-	$(278)	$(277)

Capital contribution into BounceGPS (unaudited)			1,146		1,146
Net loss (unaudited)				(307)	(307)
Stockholders' deficit at September 30, 2006 (unaudited)	1,000,000	$1	$1,146	$(585)	$562

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended		Nine months ended
	December 31,		September 30,
	2004	2005	2005	2006
			(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(62)	(73)	58	(307)
Adjustments to reconcile net income (loss) to cash used in operating activities
Depreciation and amortization	49	20	-	8
Loss on sale of fixed assets	-	6	-	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1)	-	-	(31)
Decrease in inventory	-	-	-	52
(Increase) decrease in lease receivables and other assets	(3)	2	-	(68)
Increase in deferred product revenue	-	-	-	36
Increase (decrease) in accounts payable	14	(19)	(9)	49
Increase (decrease) in accrued expenses and other liabilities	66	(24)	(51)	374
Net cash provided by (used in) operating activities	63	(88)	(2)	113

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	-	122	-	-
Cash paid for acquisition	-	-	-	(450)
Payments made to acquire property and equipment	(47)	(75)	(40)	(66)
Net cash (used in) provided by investing activities	(47)	47	(40)	(516)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of other notes payable	159	97	97	-
Proceeds from capital contribution of parent	-	-	-	1,146
Payments on capital leases and other note payables	(154)	(76)	(76)	(133)
Net cash provided by financing activities	5	21	21	1,013

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	21	(20)	(21)	610
CASH AND CASH EQUIVALENTS, beginning of period	-	21	21	1
CASH AND CASH EQUIVALENTS, end of period	21	1	-	611

Supplemental Cash Flow Information:
Interest Paid	-	-	-	1
Income Taxes Paid	-	-	-	-

Fair value of assets acquired in acquisition:
Net assets acquired	$-	$-	$-	$289
Identifiable intangible assets (customer lists)	-	-	-	50
Goodwill	-	-	-	361

Purchase Price:
Cash	-	-	-	450
Note Payable	-	-	-	250

Total Purchase Price of Acquisition	$-	$-	$-	$700

The accompanying notes are an integral part of these financial statements.

BOUNCEGPS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OVERVIEW, ACQUISITIONS AND GOING CONCERN

Organization and Business Overview

Huron Holdings, Inc., a Nevada Corporation, (HHI) was originally incorporated on December 15, 1999. HHI provides local courier delivery services to commercial and residential locations in the Phoenix area.  HHI utilized a fleet of delivery vans to perform these services on a contract basis for international based shipping and logistics companies. On June 30, 2006, HHI purchased certain assets (referred to as BounceGPS) from DataLogic International, Inc. (see below for further discussion on acquisition). On July 17, 2006, HHI changed its name to BounceGPS, Inc. (BounceGPS).

Acquisitions

On June 30, 2006, HHI purchased certain assets of a communications business from DataLogic International, Inc. The transaction was accounted for using the purchase method of accounting. Thus, the results of operations of this business are included in the accompanying consolidated financial statements from the acquisition date. The total purchase price of $700,000 consisted of cash payment of $450,000 and note payable in the amount of $250,000. See Note 8 for further discussion on notes payable.

The allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values was as follows (000s):

Purchase Price:
Cash	$450
Note Payable	250

Total Purchase Price of Acquisition	$700

Assets Aquired:
Net assets acquired	$289
Identifiable intangible assets (customer lists)	50
Goodwill	361

Total Assets Acquired	$700

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. See Note 8 for subsequent events.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $278,000 at December 31, 2005. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates Inherent in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue when earned in accordance with the applicable accounting literature including: EITF No. 00-21, “Revenue Arrangements With Multiple Deliverables”, Statement of Position 97-2, and Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”, as amended by Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Revenue is recognized when the following criteria are met: there is persuasive evidence that an arrangement exists, delivery has occurred and all obligations under such arrangement have been fulfilled, the price is fixed and determinable and collectibility is reasonably assured.

Initial sale proceeds received under multiple-element sales arrangements that require us to deliver products and services over a period of time and which are not determined by us to meet certain criteria are deferred. All sales proceeds related to delivered products are deferred and recognized over the contract life that typically ranges from one to five years. Product sales proceeds recognized under this method are portrayed in the accompanying Statement of Operations as “Product revenues.” The related deferred revenue is classified as a current and long term liability in the Balance Sheets under the captions “Deferred product revenues - current portion” and “Deferred product revenues non-current portion.” If the customer relationship is terminated prior to the end of the customer contract term, such deferred sales proceeds are recognized as revenue in the period of termination. Under sales arrangements, which initially meet the earnings criteria described above, revenues are recognized upon shipment of the products or upon customer acceptance of the delivered products if terms of the sales arrangement give the customer the right of acceptance.

Service revenue generally commences upon product installation and customer acceptance and is billed and recognized during the period such services are provided.

Shipping and Handling Fees and Costs

We record amounts billed to customers for shipping and handling and related costs incurred for shipping and handling as components of “Product revenues” and “Cost of product revenues” respectively.

Financial Instruments

We consider all liquid interest-bearing investments with a maturity of ninety days or less at the date of purchase to be cash equivalents. Short-term investments mature between ninety days and one year from the purchase date.

The carrying amount of cash and cash equivalents, accounts receivable, notes payable, accounts payable and accrued liabilities approximates fair value because of their short-term maturity.

Allowance for Doubtful Accounts

We use estimates in determining the allowance for doubtful accounts based on historic collection experience, current trends and a percentage of the accounts receivable aging categories. In determining these percentages we review historical write-offs, including comparisons of write-offs to provisions for doubtful accounts and as a percentage of revenues and monitor collections amounts and statistics. There was no allowance for doubtful accounts at December 31, 2005 and 2004.

Business and Credit Concentrations

We continuously monitor collections and payments from our customers and maintain a provision for estimated accounts receivable that may eventually become uncollectible based upon historical experience and specific customer information. There is no guarantee that we will continue to experience the same credit loss history in future periods. If a significant change in the liquidity or financial condition of a large customer or group of customers were to occur, it could have a material adverse affect on the collectibility of our accounts receivable and future operating results.

Property and Equipment

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives of the various classes of assets, which generally ranged from two to seven years. Maintenance and repairs costs are expensed as incurred.

 Research and Development Costs

We expense research and development costs as incurred. During the fiscal years ended December 31, 2005 and 2004, we did not incur any research and development costs.

Valuation of Long-Lived Assets

We evaluate the recoverability of our long-lived assets under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires us to review for impairment of our long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable and exceeds its fair value. Impairment evaluations involve our estimates of asset useful lives and future cash flows. When such an event occurs, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted expected future cash flows are less than the carrying amount of the asset and the carrying amount of the asset exceeds its fair value, an impairment loss is recognized. We utilize an expected present value technique, in which multiple cash flow scenarios that reflect the range of possible outcomes and a risk-free rate are used, to estimate fair value of the asset. We assess the impairment in value to our long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable. Significant factors, which would trigger an impairment review, include the following:

•	significant negative industry trends,

•	significant changes in technology,

•	significant underutilization of the asset, and

•	significant changes in how the asset is used or is planned to be used.

Income Taxes

Deferred income taxes are calculated using an asset and liability approach wherein deferred taxes are provided for the tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) finalized and issued Interpretation No. 48 (“FIN 48”), entitled Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, which defines the threshold for recognizing the benefits of tax return positions as well as providing guidance regarding the measurement of the resulting tax benefits. FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is “more likely than not” to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position). FIN 48 will be effective for fiscal years ending after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the FASB adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements. Specifically, this standard establishes that fair value is a market-based measurement, not an entity specific measurement. As such, the value measurement should be determined based on assumptions the market participants would using in pricing an asset or liability, including, but not limited to assumptions about risk, restrictions on the sale or use of an asset and the risk of nonperformance for a liability. The expanded disclosures include disclosure of the inputs used to measure fair value and the effect of certain of the measurements on earnings for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined the effect adoption of SFAS No. 157 will have on its financial position or results of operations.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	December 31,
	2004	2005
Vehicles, computer equipment, and other equipment	401	66
Less: accumulated depreciation	(298)	(37)
	$103	$29

Total depreciation and amortization expense related to property and equipment charged to operations during the year ended December 31, 2005 and 2004 was $20,000 and $49,000, respectively.

4.	NOTES PAYABLE

	December 31,
	2004	2005

Note Payable - $250 Revolving Credit Line;
10% interest per annum; Due December 31, 2008	184	188

Other	-	16

Total Notes Payable	184	204

5.	INCOME TAXES

The Company has adopted the provisions of FAS No. 109 “Accounting for Income Taxes”. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate.

No provision for income taxes has been recorded due to the net operating loss carryforwards totaling approximately $135,000 as of December 31, 2005 that will be offset against future taxable income. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused.

Deferred tax asset and the valuation account are as follows (in thousands):

	December 31,
	2004	2005

Deferred tax asset:
NOL Carryforward	$21	$46
Valuation allowances	(21)	(46)
Total	$-	$-

The components of income tax expense are as follows:

Current Federal Tax	$-	$-
Current State Tax	-	-
Change in NOL benefit	-	25
Change in valuation allowance	-	(25)
	$-	$-

6.	STOCKHOLDERS’ EQUITY INSTRUMENTS AND RELATED MATTERS

Common Stock

As of December 31, 2004 we had 1,000,000 shares of common stock authorized with a par value of $0.01. We had 1,000,000 common stock shares issued and outstanding.

As of December 31, 2005 we had 1,000,000 shares of common stock authorized with a par value of $0.01. We had 1,000,000 common stock shares issued and outstanding.

7.	COMMITMENTS AND CONTINGENCIES

Litigation

We are subject to legal proceedings and claims that arise in the ordinary course of business. We do not believe that any claims other than those described above exist where the outcome of such matters would have a material adverse affect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

8.	SUBSEQUENT EVENTS

Since the launch of the BounceGPS product line in July 2006, BounceGPS has failed to achieve its forecasted sales targets and began analyzing and revising its current and long-term business plans. In October 2006, BounceGPS materially modified its existing business plan which significantly reduced its projected sales forecasts from the former plan. As a result, and in accordance with SFAS 142, BounceGPS performed an interim impairment test of goodwill and other intangible assets as of October 31, 2006 utilizing a discounted future cash flow analysis based on its new projected sales targets. BounceGPS determined that goodwill and customer lists totaling $411,000 were fully impaired.

On June 30, 2006, BounceGPS issued a $250,000 note to DataLogic International, Inc. in conjunction with the acquisition described in Note 1. The note has a term of 2 years with an annual interest rate of 9%. Principal payments of $31,250 were scheduled to commence October 1, 2006 and quarterly thereafter. Interest is payable quarterly.

Appendix C

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Business and Executive Summary

BounceGPS, Inc. (formerly Huron Holdings, Inc.) was incorporated as a Nevada corporation on December 15, 1999. BounceGPS, Inc. initially provided local courier delivery services to commercial and residential locations in the Phoenix, Arizona area.  The company utilized a fleet of delivery vans to perform these services on a contract basis for international based shipping and logistics companies. On June 30, 2006, HHI purchased certain assets of DataLogic International, Inc.’s mobile asset management business. As a result of the acquisition, BounceGPS, Inc. focused its operations as a provider of automatic vehicle location and mobile resource management solutions targeting companies that operated private vehicle fleets. By November 2006, BounceGPS had approximately 600 end-user units in service.

Results of Operations - Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

Total revenue for the nine months ended September 30, 2006 totaled $93,000 compared to $317,000 during the nine months ended September 30, 2005. During 2005, the courier delivery service contracts were not renewed and management exited the courier delivery service business at the end of March 2005. Accordingly, the 2005 revenues represent three months of courier delivery service operations which were not included in the comparable 2006 period. The 2006 revenues represent six  months of operations as a provider of automatic vehicle location and mobile resource management solutions.

Total gross profit for the nine months ended September 30, 2006 totaled a loss of $16,000 compared to $196,000 in gross profit during the nine months ended September 30, 2005. As mentioned above, the 2005 results represent three months of courier delivery service operations which were not included in the comparable 2006 period. Total gross profit margin was 61.8% during the nine months ended September 30, 2005. These margins represented the operations of the courier delivery service business. Total gross margins for the nine months ended September 30, 2006 were negative 17.2%. The negative margins recorded during the 2006 period, reflect the clearance of obsolete automatic vehicle location inventory and the settlement of unprofitable service contracts.

Operating expenses totaled $269,000 during the nine months ended September 30, 2006 compared to $254,000 during the nine months ended September 30, 2005. The $269,000 of expenses recorded during the 2006 period represent the operating expenses of the automatic vehicle location and mobile resource management solutions business. The $254,000 of expenses recorded during the 2005 period represent the operating expenses of courier delivery service operations which were not included in the comparable 2006 period.

Other income totaled $123,000 for the nine months ended September 30, 2005 compared to $0 for the nine months ended September 30, 2006. The $123,000 of other income in the 2005 period primarily represents gains from the sale of fixed assets.

Results of Operations - Year Ended December 31, 2005 Compared to Year Ended December 31, 2004.

Total revenue for the year ended December 31, 2005 totaled $317,000 compared to $1,022,000 during the year ended December 31, 2004. During 2005, the courier delivery service contracts were not renewed and management exited the courier delivery service business at the end of March 2005. Accordingly, the 2005 revenues only represent three months of courier delivery service operations. The 2004 results reflect twelve months of the courier delivery service operations.

Total gross profit for the year ended December 31, 2005 totaled $191,000 compared to $741,000 in gross profit for the year ended December 31, 2004. As mentioned above, the 2005 results represent only three months of courier delivery service operations versus twelve months of operations in the comparable 2004 period. Total gross profit margins were 60.3% for the year ended December 31, 2005 compared to 72.5% for the year ended December 31, 2004. The decrease in margins can be attributed to less favorable pricing on courier delivery service contracts during 2005.

Operating expenses totaled $271,000 during the year ended December 31, 2005 compared to $803,000 during the year ended December 31, 2004. The $271,000 of expenses incurred during 2005 represent only three months of courier delivery service operations versus twelve months of operations in the comparable 2004.

Other income totaled $34,000 for the year ended December 31, 2005 compared to $0 for the year ended December 31, 2004. The $34,000 of other income in 2005 primarily represents the gain on sale of fixed assets partially offset by other expenses.

Liquidity and Capital Resources

Net cash provided by operations for the nine months ended September 30, 2006 was $113,000 which is primarily due to an increase in accounts payable and accrued expenses associated with the automatic vehicle location and mobile resource management solutions business. Net cash used in operations for the nine months ended September 30, 2005 was $2,000 and represented the limited operations of the courier delivery service business.

Net cash used in investing activities totaled $516,000 for the nine months ended September 30, 2006 and included $450,000 of cash paid in the acquisition of the mobile asset management business as well as $66,000 for acquiring property and equipment. Net cash used in investing activities totaled $40,000 for the nine months ended September 30, 2005. The $40,000 was used to purchase property and equipment.

Net cash provided by financing activities totaled $1,013,000 for the nine months ended September 30, 2006 and included $1,146,000 of proceeds from a capital contribution of parent. This was partially offset by $133,000 of payments on capital leases and other note payables. Net cash provided by financing activities totaled $21,000 for the nine months ended September 30, 2005 due to $97,000 of proceeds from the issuance of notes payable partially offset by $76,000 of payments on capital leases and other note payables.

Net cash used in operations for the year ended December 31, 2005 totaled $88,000 and is primarily due to the net loss from the courier delivery service business. Net cash provided by operations for the year ended December 31, 2004 totaled $63,000 and is primarily due to the increase in accrued expenses and other liabilities.

Net cash provided by investing activities totaled $47,000 during the year ended December 31, 2005 and included $122,000 of proceeds from the sale of assets. This amount was partially offset by $75,000 of payments made to acquire property and equipment. Net cash used in investing activities totaled $47,000 during the year ended December 31, 2004. The $47,000 was used to purchase property and equipment.

Net cash provided by financing activities totaled $21,000 for the year ended December 31, 2005 due to $97,000 of proceeds from the issuance of notes payable partially offset by $76,000 of payments on capital leases and other note payables. Net cash provided by financing activities totaled $5,000 for the year ended December 31, 2004 due to $159,000 of proceeds from the issuance of notes payable partially offset by $154,000 of payments on capital leases and other note payables.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, income taxes, warranty obligations, maintenance contracts and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Appendix D -

Financial Statements of Remote Dynamics for the period ended June 30, 2007 as reported in our Form 10-QSB filed on August 14, 2007

REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$161	$121
Accounts receivable, net of allowance for doubtful accounts
of $38 and $67, respectively	601	534
Inventories, net of reserve for obsolescence of $58 and $112, respectively	255	287
Deferred product costs - current portion	258	157
Lease receivables and other current assets, net	233	414

Total current assets	1,508	1,512

Property and equipment, net of accumulated depreciation
and amortization of $191 and $112 respectively	223	371
Deferred product costs - non-current portion	285	154
Goodwill	616	616
Customer Lists, net	2,438	2,714
Software, net	760	846
Tradenames, net	66	74
License right, net	-	57
Deferred financing fees, net	234	165
Lease receivables and other assets, net	206	352

Total assets	$6,336	$6,861

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$1,572	$1,386
Accounts payable - related parties	48	55
Deferred product revenues - current portion	966	1,035
Series A convertible notes payable (net of discount of $1,701 and $3,193, respectively)	2,493	1,242
Series B convertible notes payable (net of discount of $1,797 and $1,019, respectively)	4,475	1,698
Note payable - HFS (net of discount of $1,716)	-	284
Note payable - related parties	250	250
Accrued expenses and other current liabilities	1,609	1,701
Accrued expenses and other current liabilities - related parties	47	36

Total current liabilities	11,460	7,687

Deferred product revenues - non-current portion	789	894
Capital leases, less current portion	77	79
Other non-current liabilities	97	321

Total liabilities	12,423	8,981

Commitments and contingencies

Redeemable Preferred Stock - Series B (3% when declared, $10,000 stated value,
650 shares authorized, 522 and 559.5 shares issued and outstanding at
June 30, 2007 and December 31, 2006, respectively (redeemable in
liquidation at an aggregate of $5,220,000 at June 30, 2007)	134	146
Redeemable Preferred Stock - Series C (8% cumulative, $10,000 stated value,
10,000 shares authorized, 5,202 and 5,000 shares issued and outstanding at
June 30, 2007 and December 31, 2006, respectively (redeemable in
liquidation at an aggregate of $5,202,000 at June 30, 2007)	-	-

Stockholders' deficit:
Common stock, $0.01 par value, 230,000,000 shares authorized, 67,405,902 shares issued and 66,475,954 outstanding at June 30, 2007;
230,000,0000 shares authorized, 62,255,408 shares issued and 61,325,460
outstanding at December 31, 2006	676	623
Treasury stock, 929,948 shares, at cost	-	-
Additional paid-in capital	228	194
Accumulated deficit	(7,125)	(3,083)

Total stockholders' deficit	(6,221)	(2,266)

Total liabilities and stockholders' deficit	$6,336	$6,861

The accompanying notes are an integral part of these consolidated financial statements.

1

REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Service	$845	$32	$1,580	$32
Ratable product	277	-	744	-
Product	69	-	131	-

Total revenues	1,191	32	2,455	32

Cost of revenues
Service	393	-	774	-
Ratable product	75	-	141	-
Product	24	-	123	-

Total cost of revenues	492	-	1,038	-

Gross profit	699	32	1,417	32

Expenses:

General and administrative	483	43	1,103	43
Sales and marketing	192	-	392	-
Engineering	188	-	309	-
Depreciation and amortization	260	-	522	-

Total expenses	1,123	43	2,326	43

Operating loss	(424)	(11)	(909)	(11)

Other income (expenses):

Interest income	25	-	54	-
Interest expense	(1,404)	-	(2,858)	-
Other income	31	-	374	-
Loss on extinguishment of debt	(107)	-	(341)	-
Loss on extinguishment of redeemable preferred stock	-	-	(363)	-

Total other income (expenses)	(1,455)	-	(3,134)	-

Loss before income taxes	(1,879)	(11)	(4,043)	(11)

Income tax benefit	-	-	-	-

Net loss	(1,879)	(11)	(4,043)	(11)

Net loss per common share - basic and diluted	$(0.03)	$(0.00)	$(0.06)	$(0.00)

Weighted average number of common shares outstanding:
Basic and diluted	65,005	8,177	64,657	9,293

The accompanying notes are an integral part of these consolidated financial statements.

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REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(in thousands, except share information)

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated
	Shares	Amount	Capital	Shares	Amount	Deficit	Total

Balance, December 31, 2006	62,255,408	$623	$194	929,948	$-	$(3,083)	$(2,266)

Common stock issued for services	1,902,722	21	(15)				6
Issuance of warrants in connection with Series B debt offering			30				30
Issuance of warrants in connection with exchange of Series A Notes to Series B Notes			5				5
Issuance of warrants in connection with exchange of Series B Preferred Stock to Series B Notes			6				6
Conversion of Series A Notes to common stock	632,000	6	4				10
Common stock issued for services	1,288,846	13	(9)				4
Conversion of HFS Note to Series B Notes			21				21
Common stock issued as partial principal payments on Series A Notes	1,326,926	13	(8)				5
Net loss						(4,043)	(4,043)

Balance, June 30, 2007 (unaudited)	67,405,902	$676	$228	929,948	$-	$(7,125)	$(6,221)

The accompanying notes are an integral part of these consolidated financial statements.

3

REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,043)	$(11)
Adjustments to reconcile net loss to cash used in
operating activities
Depreciation and amortization	95	-
Amortization of customer lists and other intangibles	427	-
Amortization of deferred financing fees	42	-
Accretion of HFS note payable	616	-
Accretion of Series A notes	1,320	-
Accretion of Series B notes	277	-
Provision for bad debt	41	-
Loss on extinguishment of debt	341	-
Loss on extinguishment of redeemable preferred stock	363	-
Loss on retirement of fixed assets	55	-
Common stock issued for services	11	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(223)	-
Decrease in inventory	31	-
Increase in deferred product costs	(232)	-
Decrease in lease receivables and other assets	302	-
Decrease in deferred product revenue	(174)	-
Increase in accounts payable	317	10
Decrease in accrued expenses and other liabilities	(277)	-

Net cash used in operating activities	(711)	(1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments made to acquire property and equipment	(2)	-

Net cash used in investing activities	(2)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series B notes, net of offering costs	782	-
Payments on capital leases and other notes payable	(29)	-

Net cash provided by financing activities	753	-

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	40	(1)
CASH AND CASH EQUIVALENTS, beginning of period	121	1

CASH AND CASH EQUIVALENTS, end of period	161	-

	Six months ended June 30,
	2007	2006
Supplemental Cash Flow Information:
Interest paid	$2	$-
Income taxes paid	-	-

Non-Cash Financing & Investing Activities:

Common stock issued for services	$11	$-

The accompanying notes are an integral part of these consolidated financial statements.

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